UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	July 19, 2012
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
216 Airport Drive, Rochester, New Hampshire		03867
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02. Results of Operations and Financial Condition

Effective with the first quarter of 2012, we merged our Paper Machine Clothing (PMC) and Engineered Fabrics (EF) business segments. The combined segment is called Machine Clothing (MC). The change was made to better align financial reporting with our organizational structure. In the fourth quarter of 2011, we announced the sale of our Albany Door Systems business (ADS) and, beginning with the fourth quarter of 2011, we presented the results of that business as a discontinued operation. Additionally, in the second quarter of 2012, the Company announced the sale of its Primaloft Products® business and, the Company is now presenting the results of that business as a discontinued operation.

This Form 8-K provides tables that illustrate the effects of the foregoing changes on previously-issued financial statements.

Concurrent with this Form 8-K, the Company is filing a Form 8-K/A with pro forma exhibits as required pursuant to Item 9.01(b) and Article 11 of Regulation S-X as the result of the sale of the Primaloft Products® business. Whereas the Company often provides commentary and forward-looking information by comparing to amounts reported in previous periods, the Exhibits provided in this Form 8-K are intended to provide investors with historical financial data beyond the requirements of Item 9.01(b) and Article 11 of Regulation S-X.

Additionally, in previously filed quarterly and annual reports, the Company has presented information about earnings before interest, taxes, depreciation and amortization (EBITDA), and EBITDA excluding the effects of restructuring costs, foreign-currency revaluation effects, and certain other gains and losses (Adjusted EBITDA). Exhibit 99.5 sets forth EBITDA and Adjusted EBITDA, revised to reflect the foregoing changes, for each reportable segment, as well as for the total continuing operations of the Company.

The attached schedules also reflect the reclassification of amounts previously reported in the Income Statement as Earnings from Associated Companies into Other income/expense.

This Form 8-K contains certain items, such as earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA excluding restructuring charges,  currency effects, building sale gains, pension settlement charges and gains related to the early retirement of debt (Adjusted EBTIDA) that could be considered non-GAAP financial measures. Such items are provided because management believes that, when presented together with the GAAP items to which they relate, they provide additional useful information to investors regarding the Company’s operational performance. An understanding of the impact in a particular quarter of specific restructuring costs, or other gains and losses, on operating income or EBITDA can give management and investors additional insight into quarterly performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Effect of changes for the second quarter of 2011.

99.2	Effect of changes for the third quarter of 2011.

99.3	Effect of changes for the fourth quarter of 2011.

99.4	Effect of changes on the Income Statement for the second quarter of 2011 (000’s, except per share amounts).

99.5	Effect of changes on the Income Statement for the third quarter of 2011 (000’s, except per share amounts).

99.6	Effect of changes on the Income Statement for the fourth quarter of 2011 (000’s, except per share amounts).

99.7	Schedule showing the effect on Item 6 of the 2011 Form 10-K, Selected Financial Data (000’s, except per share amounts).

99.8	Schedules showing EBITDA and Adjusted EBITDA by reportable segment for the first quarter of 2012, quarterly periods of 2011, and full year periods 2011, 2010 and 2009 (000’s, except per share amounts).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date:    July 19, 2012

EXHIBIT INDEX

Exhibit No. Description

99.1	Effect of changes for the second quarter of 2011.
99.2	Effect of changes for the third quarter of 2011.

99.3	Effect of changes for the fourth quarter of 2011.
99.4	Effect of changes on the Income Statement for the second quarter of 2011 (000’s, except per share amounts).
99.5	Effect of changes on the Income Statement for the third quarter of 2011 (000’s, except per share amounts).
99.6	Effect of changes on the Income Statement for the fourth quarter of 2011 (000’s, except per share amounts).
99.7	Schedule showing the effect on Item 6 of the 2011 Form 10-K, Selected Financial Data (000’s, except per share amounts).
99.8	Schedules showing EBITDA and Adjusted EBITDA by reportable segment for the first quarter of 2012, quarterly periods of 2011, and full year periods 2011, 2010 and 2009 (000’s, except per share amounts).